UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — September 27, 2012

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 5, 2012, Plains All American Pipeline, L.P. (the “Partnership” or “PAA”) filed a current report on Form 8-K in connection with the acquisition on April 1, 2012 (the “Closing Date”) by a subsidiary of PAA of all of the outstanding shares of BP Canada Energy Company (“BPCEC”), an indirect subsidiary of BP Corporation North America (“BP North America”). As a result of the closing of such acquisition and after giving effect to a series of reorganization transactions completed prior to the Closing Date, PAA became the indirect owner of all of BP North America’s Canadian based natural gas liquids (“NGL”) business and certain of BP North America’s NGL assets located in the upper-Midwest United States (collectively, the “Acquired Business”). On May 29, 2012, PAA filed a Form 8-K/A, which provided unaudited pro forma condensed combined financial statements of Plains All American Pipeline, L.P. as of and for the three months ended March 31, 2012 and for the twelve months ended December 31, 2011, including the notes thereto, as well as the audited financial statements of the Acquired Business as of and for the years ended December 31, 2011 and 2010, including the notes thereto. The Partnership is filing this Form 8-K to provide certain additional pro forma financial information giving effect to the acquisition.

Item 9.01.     Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

The unaudited pro forma condensed statement of combined operations of Plains All American Pipeline, L.P. for the six months ended June 30, 2012, including the notes thereto, is filed herewith as Exhibit 99.1.

(d)  Exhibits

99.1	Unaudited pro forma condensed statement of combined operations of Plains All American Pipeline, L.P. for the six months ended June 30, 2012, including the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: September 27, 2012	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner

	By:	/s/ Chris Herbold
	Name:	Chris Herbold
	Title:	Vice President - Accounting and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Unaudited pro forma condensed statement of combined operations of Plains All American Pipeline, L.P. for the six months ended June 30, 2012, including the notes thereto.